Exhibit 99.1

For Immediate Release

Minerva Neurosciences Completes Private Placement, Raises $31 Million

WALTHAM, Mass. – March 18, 2015 – Minerva Neurosciences, Inc. (Nasdaq:NERV) today announced that it has closed the private placement announced on March 13, 2015. Investors in the private placement included Federated Investors, Inc., Highland Capital, Perceptive Advisors, LLC, Cormorant Asset Management LLC, Johnson & Johnson Innovation – JJDC, Index Ventures and Dafna Capital Mgmt LLC.

Pursuant to the stock purchase agreement, Minerva issued 6,281,661 shares of common stock and warrants to purchase up to 6,281,661 shares, with the gross proceeds of the offering totaling approximately $31 million. The purchase price for the common stock was $4.81 per share. The purchase price for the warrants was $0.125 per share of common stock subject to such warrants. The warrants have an exercise price of $5.772 per share.

“With the completion of this financing, we are now well positioned to continue our efforts to advance our pipeline of promising treatments for a range of central nervous system disorders,” said Dr. Remy Luthringer, president and CEO of Minerva.

Jefferies LLC acted as sole placement agent in connection with the private placement.

About Minerva Neurosciences

Minerva Neurosciences, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of product candidates to treat central nervous system diseases. Minerva is developing first-in-class proprietary compounds, including its lead program MIN-101 in development for the treatment of schizophrenia, MIN-202 in development for primary and comorbid insomnia, MIN-117 in development for the treatment of major depressive disorder and MIN-301 in development for the treatment of Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market where it trades under the symbol “NERV”.

Forward-Looking Safe-Harbor Statement:

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the benefits of and our ability to leverage the proceeds of the private placement and management’s ability to successfully achieve its goals. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, without limitation, whether any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any of our therapeutic products will be successfully marketed if approved; whether any of our therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our co-development agreements; management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the Securities and Exchange Commission on November 6, 2014. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

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Media contact:

Bill Berry

Berry & Company Public Relations

212-253-8881

bberry@berrypr.com

Investor contact:

Renee Leck

Stern Investor Relations

212-362-1200

renee@sternir.com